
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information satisfied from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                     138,946,989
<SECURITIES>                                         0
<RECEIVABLES>                                  597,605<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             134,859,872<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               134,859,872<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (3,983,656)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,449,577
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (7,433,233)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (7,433,233)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (7,433,233)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivables of $454,210 and due from DWR of $143,395.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(4,684,722).
<F3>Liabilities include redemptions payable of $2,725,966, accrued management fee of $344,947, and administrative expenses payable of $99,394.
<F4>Total revenue includes realized trading revenue of $19,956,638, net change in unrealized of $(25,369,010) and interest income of $1,428,716.

